Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Aceto Corporation desire to authorize each of Salvatore Guccione, Albert L. Eilender, Douglas Roth and Steven S. Rogers, each with full power to act without the other, to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Registration Statement on Form S-8 described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Salvatore Guccione, Albert L. Eilender, Douglas Roth and Steven S. Rogers, and each of them, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to sign the registrant’s Registration Statement on Form S-8 registering 4,250,000 shares of the Common Stock, par value $0.01 per share, of Aceto Corporation (the “Company”) issuable to participants in the Company’s 2015 Equity Participation Plan, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 22nd day of February, 2016.

Signatures	Title

/s/ Salvatore Guccione	President, Chief Executive Officer and Director
Salvatore Guccione	(Principal Executive Officer)

/s/ Douglas Roth	Assistant Secretary/Treasurer, Senior Vice President
Douglas Roth	and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Albert Eilender	Chairman
Albert L. Eilender

/s/ Hans C. Noetzli	Director
Hans C. Noetzli

Director
William N. Britton

Director
Natasha Giordano

Director
Alan G. Levin

/s/ Daniel B. Yarosh	Director
Dr. Daniel B. Yarosh